Callable Exchangeable Securities

UBS AG

March 4, 2011

PRODUCT SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement
Callable Exchangeable Securities

Linked to a single Common Stock or a Basket of Common Stocks

UBS AG from time to time may offer and sell Callable Exchangeable Securities, which we refer to as “Securities”, linked to either (i) a common stock, or American depositary shares, of a specific company (each, an “underlying equity”) or (ii) a weighted basket of common stocks or American depositary shares of more than one company (an “underlying basket”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying equity or the several common stocks (each, a “basket equity” and together, the “basket equities”) comprising the underlying basket to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and include the following:

Issuer:
UBS AG (“UBS”)
Booking Branch:
The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:
Unless otherwise specified in the applicable pricing supplement, the issue price per Security will be equal to 110% of the principal amount of each Security.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $1,000.00 per Security.
Coupon:
Unless otherwise specified in the applicable pricing supplement, we will pay you interest on your principal amount during the term of the Securities, periodically in arrears, at the coupon rate per annum and on the coupon payment dates set forth in the applicable pricing supplement.
Issuer Call Right:
We may, in our sole discretion, redeem your Securities in whole, but not in part, on any business day (an “issuer call”) during a specified period (the “issuer call period”), for an amount determined as described below under “Payment upon a Call Date or at Maturity” plus any accrued and unpaid coupon to and including the call date. The Securities will be redeemed five (5) business days after we deliver our call notice (the “call date”). We will not deliver a call notice that results in a call date that is later than the maturity date. See “General Terms of the Securities — Issuer Call Right” on page PS-19.
Payment upon a Call Date or at Maturity:
Upon a call date or at maturity, UBS will deliver to you the for each Security that you own:
➢ if the final level is less than or equal to the trigger level, an amount in cash equal to the principal amount per Security; and
➢ if the final level is greater than the trigger level, an amount in cash equal to the redemption amount.
The “redemption amount” will equal (i) with respect to Securities linked to an underlying equity, the product of the share exchange amount multiplied by the closing price of the underlying equity on the applicable valuation date, and (ii) with respect to Securities linked to an underlying basket, the sum of the basket equity cash values for each basket equity.
For the purposes of determining the redemption amount for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the closing price of such basket equity on the applicable valuation date.
Because the issue price per Security is 110.00% of the principal amount and you are not guaranteed repayment of amounts in excess of the principal amount, you will lose up to approximately 9.09% of your initial investment in the Securities (less the value of coupon payments received) if the final level of the underlying equity or underlying basket is not greater than 110% of the trigger level. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Share Exchange Amount:
With respect to Securities linked to an underlying equity, the “share exchange amount” means a number of shares of the underlying equity as specified in the applicable pricing supplement. With respect to Securities linked to an underlying basket, the “share exchange amount” means, with respect to each basket equity in the underlying basket, a number of shares of such basket equity as specified in the applicable pricing supplement. The share exchange amount for an underlying equity or a basket equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-23.

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UBS Investment Bank	UBS Financial Services Inc.

Product supplement dated March 4, 2011

Final Level:
A measurement of the level of the underlying equity or underlying basket, as applicable, on the valuation date. With respect to Securities linked to an underlying equity, the final level will be calculated as the product of (i) 100 multiplied by (ii) the sum of 1 and the performance of the underlying equity as determined by the calculation agent based upon the percentage change in the closing price of the underlying equity on the applicable valuation date relative to its initial price, where “initial price” meansthe closing price of such underlying equity determined on the trade date. With respect to Securities linked to an underlying basket, the final level will be calculated as the product of (i) 100 multiplied by (ii) the sum of one and the weighted performance of the basket equities as determined by the calculation agent based upon the percentage change in the closing price of each basket equity on the applicable valuation date relative to its initial price, where “initial price” means, with respect to a basket equity, the closing price of such basket equity determined on the trade date. The initial price of an underlying equity or basket equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-23.
Trigger Level:
The trigger level will be set forth in the applicable pricing supplement. If the final level is greater than the trigger level on the applicable valuation date, the Securities will be exchanged for the redemption amount.
Valuation Date:
If the Securities are subject to an issuer call, the valuation date will be the third business day prior to the call date, or the following trading day if such day is not a trading day.
If the Securities are not subject to an issuer call, the valuation date will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day.
The applicable valuation date is subject to postponement upon the occurrence of a market disruption event as described in “General Terms of the Securities — Market Disruption Event” beginning on page PS-22.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-10 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

ADDITIONAL INFORMATION ABOUT THE CALLABLE EXCHANGEABLE SECURITIES

You should read this product supplement together with the prospectus dated January 13, 2009, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information.	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying equity or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Callable Exchangeable Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Callable Exchangeable Securities?

The Callable Exchangeable Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) the common stock of a specific company (the “underlying equity”) or (ii) a weighted basket (an “underlying basket”) comprised of several common stocks (each a “basket equity” and, together, the “basket equities”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADS”). We refer to the common stock represented by an ADS as “foreign stock”. If the underlying equity or a basket equity is an ADS, the term “foreign stock issuer” refers to the issuer of the foreign stock underlying the ADS. The underlying equity or underlying equities will be specified in the applicable pricing supplement to this product supplement.

Unless otherwise specified in the applicable pricing supplement, the principal amount of each Security will be $1,000 and the issue price per Security will be 110% of the principal amount. Regardless of how the underlying equity or underlying basket performs, for each offering of the Securities in which you invest, we will pay you interest on your principal amount during the term of the Securities, periodically in arrears, at the coupon rate per annum and on the coupon payment dates set forth in the applicable pricing supplement for each offering of the Securities.

UBS may, in its sole discretion, redeem your Securities in whole, but not in part, on any business day (an “issuer call”) during a specified period (the “issuer call period”), for an amount determined as described under “General Terms of the Securities — Payment Upon a Call Date or at Maturity” plus any accrued and unpaid coupon to and including the call date. The Securities will be redeemed five (5) business days after we deliver our call notice (the “call date”). We will not deliver a call notice that results in a call date that is later than the maturity date. See “General Terms of the Securities — Issuer Call Right” beginning on page PS-19.

Upon a call date or at maturity, UBS will deliver to you for each Security that you own:

➢	if the final level is less than or equal to the trigger level, an amount in cash equal to the principal amount per Security; and
➢	if the final level is greater than the trigger level, an amount in cash equal to the redemption amount.

The “redemption amount” will equal (i) with respect to Securities linked to an underlying equity, the product of the share exchange amount multiplied by the closing price of the underlying equity on the applicable valuation date, and (ii) with respect to Securities linked to an underlying basket, the sum of the basket equity cash values for each basket equity.

For the purposes of determining the redemption amount for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the closing price of such basket equity on the applicable valuation date.

Because the issue price per Security is 110.00% of the principal amount and you are not guaranteed repayment of amounts in excess of the principal amount, you will lose up to approximately 9.09% of your initial investment in the Securities (less the value of coupon payments received) if the final level of the underlying equity or underlying basket is not greater than 110% of the trigger level. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

As used in this product supplement, “share exchange amount” means (i) with respect to Securities linked to an underlying equity, a number of shares of the underlying equity as specified in the applicable pricing supplement, or (ii) with respect to Securities linked to an underlying basket, for each basket equity, a number of shares of such basket equity as specified in the applicable pricing supplement. The share exchange amount for an underlying equity or a basket equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-23.

The “final level” is (i) with respect to Securities linked to an underlying equity, a level of the underlying equity equal to the product of (a) 100 multiplied by (b) the sum of 1 and the performance of the underlying equity as determined by the calculation agent based upon the percentage change in the closing price of the underlying equity on the applicable valuation date relative to its initial price, where “initial price” meansthe closing price of such underlying equity determined on the trade date or (ii) with respect to Securities linked to an underlying basket, a level of the underlying basket equal to the product of (a) 100, multiplied by (b) the sum of one and the weighted performance of the basket equities as determined by the calculation agent based upon the percentage change in the closing price of each basket equity on the applicable valuation date relative to its initial price, where “initial price” means, with respect to a basket equity, the closing price of such basket equity determined on the trade date. The initial price of an underlying equity or basket equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-23.

The “trigger level” is a level of the underlying equity or underlying basket set forth in the applicable pricing supplement. If the final level is greater than the trigger level on the applicable valuation date, the Securities will be exchanged for the redemption amount.

The “valuation date” is (i) if the Securities are subject to an issuer call, the third business day prior to the call date or the following trading day if such day is not a trading day, or (ii) if the Securities are not subject to an issuer call prior to maturity, the date specified in the applicable pricing supplement (the “final valuation date”) or the following trading day if such day is not a trading day, in each case subject to postponement upon the occurrence of a market disruption event as described herein.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying equity or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity or underlying basket to which such offering is linked and the other terms of the Securities, and will not depend on the performance of any other offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement)

supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Risk of loss upon an issuer call or at maturity — The return on the Securities upon an issuer call or at maturity is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the final level is greater than the trigger level. The return to the Securities will be positive only if the final level is greater than 110.00% of the trigger level. Thus, in those instances where the final level is greater than the trigger level but less than 110.00% of the trigger level, the total return on your investment in the Securities will be negative even though the total return on the underlying equity or the underlying basket (as applicable) is positive. If the final level is not greater than the trigger level, you will receive only the principal amount of your Securities, resulting in a loss of approximately 9.09% of your initial investment (less the value of coupon payments received).
➢	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Market risk — The price of the underlying equity or any basket equity can rise or fall sharply due to factors specific to that underlying equity or basket equity and the issuer of such underlying equity or basket equity such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
➢	We may call the Securities prior to maturity — We will have the right, in our sole discretion, to redeem the Securities, in whole, but not in part, upon five (5) business days’ notice on any business day during the issuer call period. If we redeem the Securities, you will not be able to hold your Securities to maturity, you may suffer a loss on your Securities and you will not benefit from any subsequent appreciation of the underlying equity or underlying basket or receive any further payments (including coupon payments) on the Securities after the applicable call date. You may not be able to reinvest your principal amount in a comparable investment with similar characteristics as the Securities. We have no obligation to consider your interests in determining whether to call the Securities prior to the maturity date.
➢	The original issue price of the Securities is equal to 110% of the principal amount — The issue price of each Security is 110% of the principal amount per Security. Because you are not guaranteed repayment of amounts in excess of the principal amount and the share delivery amount(s) will be calculated on the basis of the principal amount and not the issue price, the amount by which the issue price exceeds the principal amount represents an immediate cost to you and will not grow along with any appreciation of the underlying equity or underlying basket. In addition, any interest payable on the Securities will accrue on the principal amount and not the issue price.
➢	Owning the Securities is not the same as owning the underlying equity or basket equities — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity or basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying equity or basket equities may have.
➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying equity or the underlying basket will rise or fall. There can be no assurance that the level of the underlying equity or the underlying basket will rise above 110% of the trigger level. The final level of the underlying equity or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the underlying equity or basket equities. You should be willing to assume the risk that you may not receive any positive return on your Securities and you may lose up to 9.09% of your initial investment.
➢	There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price(s) of the underlying equity or basket equities; the price volatility of such underlying equity or basket equities; the dividend rate paid on the underlying equity or basket equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity or basket equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or basket equities, may adversely affect the market price(s) of the underlying equity or basket equities and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity or basket equities, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity or underlying basket to which the Securities are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-34 and discuss the tax consequences of your particular situation with your tax advisor.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Securities will be treated as a debt obligation subject to special rules governing contingent payment debt obligations for U.S. federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Securities over their term based upon a comparable yield of the Securities, even though such income may exceed the coupon payments you receive. Your cost basis in your Securities will be increased by the amount you are required to include in income and decreased by the amount of coupon payments you receive. The comparable yield and projected payment schedule is neither a prediction nor a guarantee of what actual payments you will receive with respect to the Securities.

You will recognize gain or loss on the sale, exchange, redemption at maturity or upon an issuer call in an amount equal to the amount realized and your tax basis in your Securities. Any gain will be treated as additional ordinary interest income and any loss will be an ordinary loss to the extent of interest you have included in income with respect to the Securities, with any excess loss being a capital loss.

For a more complete discussion of the United States federal income tax consequences of your investment in the Securities, including tax consequences applicable to non-United States persons, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-34 and consult your tax advisor.

Hypothetical examples of how the Securities perform

The examples below, three based on the performance of a single underlying equity and two based on the performance of an underlying basket, are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying equity or underlying basket relative to the trigger level. We cannot predict the final level of the underlying equity or underlying basket. You should not take these examples as an indication or assurance of the expected performance of the underlying equity or underlying basket. Numbers have been rounded for ease of analysis.

The following three examples illustrate the calculation of the payment upon an issuer call or at maturity for a hypothetical Security linked to a single underlying equity with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement; amounts have been rounded for ease of analysis):

Term:	5 years
Issue Price	$1,100
Principal Amount per Security:	$1,000
Interest Rate per Annum*:	0.125%
Total Interest Payable:	$6.25
Initial Price:	$50
Trigger Level:	100
Share Exchange Amount	20 shares of the underlying equity
Dividend yield on the Underlying Equity**:	1%

*	The actual interest rate per annum and terms for the Securities will be set on the trade date.
**	Dividend yield assumed received by holders of the underlying equity during the term of the Securities.

Example #1:  The Final Level of the Underlying Equity is 150 (an increase of 50%).

Since the final level of the underlying equity is greater than the trigger level of 100, UBS will deliver to you an amount in cash equal to the redemption amount.

If the closing price of the underlying equity on the call date or the maturity date (as the case may be) is $75:

Share Exchange Amount:	20 shares
Redemption Amount:	$1,500.00 (20 shares x $75)
Coupon Payments:	$6.25
Total:	$1,506.25
Total Return on the Securities:	36.93%

In this example, the total return on the Securities is 36.93% while the total return on the underlying equity is 51% (including dividends).

Example #2:  The Final Level of the Underlying Equity is 102 (an increase of 2%).

Since the final level of the underlying equity is greater than the trigger level of 100, UBS will deliver to you an amount in cash equal to the redemption amount.

If the closing price of the underlying equity on the call date or the maturity date (as the case may be) is $51:

Share Exchange Amount:	20 shares
Redemption Amount:	$1,020.00 (20 shares x $51)
Coupon Payments:	$6.25
Total:	$1,026.25
Total Return on the Securities:	-6.70%

In this example, the total return on the Securities is a loss of 6.70% while the total return on the underlying equity is 3% (including dividends).

Example #3:  The Final Level of the Underlying Equity is 80 (a decrease of 20%).

Since the final level of the underlying equity is less than or equal to the trigger level of 100, UBS will deliver to you the principal amount.

If the closing price of the underlying equity on the call date or the maturity date (as the case may be) is $40:

Payment at Maturity:	$1,000.00
Coupon Payments:	$6.25
Total:	$1,006.25
Total Return on the Securities:	-8.52%

In this example, the total return on the Securities is a loss of 8.52% while the total return on the underlying equity is a loss of 19% (including dividends).

The following examples illustrate the calculation of the payment at maturity for a hypothetical Security based on an underlying basket comprised of three basket equities (actual terms for the Securities will be specified in the applicable pricing supplement):

Example #4:  The Final Level of the Underlying Basket is 120 (an increase of 20%).

Basket Equity	Basket Weight	Initial Price	Final Price	Equity Return	Share Exchange Amount
A	50%	$50	$70	40%	10.00
B	30%	$40	$32	-20%	7.50
C	20%	$70	$91	30%	2.86

Initial Level	100
Trigger Level	100 (100% of initial level)

Given the above assumptions, the final level would be calculated as follows:

Final Level = 100 × (1 + (A basket weight × A equity return) +

 (B basket weight × B equity return) +

 (C basket weight × C equity return))

 = 100 × (1 + (50% × 40%) + (30% × -20%) + (20% × 30%)) = 120

Since the final level of the underlying basket is greater than the trigger level of 100, UBS will deliver to you an amount in cash equal to the redemption amount.

If the final level of the underlying basket on the call date or the maturity date (as the case may be) is 120:

Basket Equity A

Share Exchange Amount:	10 shares
Market Value of Shares at Maturity:	$700.00 (10 shares × $70)

Basket Equity B

Share Exchange Amount:	7.50 shares
Market Value of Shares at Maturity:	$240.00 (7.50 shares × $32)

Basket Equity C

Share Exchange Amount:	2.86 shares
Market Value of Shares at Maturity:	$260.26 (2.86 shares x $91)

Total Return:

Basket Equity A:	$700.00
Basket Equity B:	$240.00
Basket Equity C:	$260.26
Redemption Amount:	$1200.26
Coupon Payments:	$6.25
Total:	$1,206.51
Total Return on the Securities:	9.68%

In this example, the total return on the Securities is 9.68% while the total return on the underlying basket is 21% (including dividends).

Example #5:  The Final Level of the Underlying Basket is 80 (a decrease of 20%).

Basket Equity	Basket Weight	Initial Price	Final Price	Equity Return	Share Exchange Amount
A	50%	$50	$52.50	5%	10.00
B	30%	$40	$18	-55%	7.50
C	20%	$70	$59.50	15%	2.86

Initial Level	100
Trigger Level	100 (100% of initial level)

Given the above assumptions, the final level would be calculated as follows:

Final Level = 100 x (1 + (A basket weight x A equity return) +

 (B basket weight x B equity return) +

 (C basket weight x C equity return))

 = 100 x (1 + (35% x 5%) + (30% x -55%) + (35% x 15%)) = 80

Since the final level of the underlying basket is less than or equal to the trigger level of 100, UBS will deliver to you the principal amount.

Payment at Maturity:	$1,000.00
Coupon Payments:	$6.25
Total:	$1,006.25
Total Return on the Securities:	-8.52%

In this example, the total return on the Securities is a loss of 8.52% while the total return on the underlying basket is a loss of 19% (including dividends).

You may lose up to 9.09% of your initial investment in the Securities (less the value of coupon payments received). Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on a call date or the stated maturity date (as the case may be) based on a range of hypothetical final levels and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the underlying equity or levels of the underlying basket on the applicable valuation date, could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on market prices for the underlying equity or levels of the underlying basket that may not be achieved on the applicable valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on a call date or the stated maturity date (as the case may be) may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity or the basket equities. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity or basket equities:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying equity or underlying basket during the term of the Securities, and not on whether the final level of the underlying equity or underlying basket is greater than the trigger level;
➢	in the case of a direct investment in the underlying equity or basket equities, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	an investment directly in the underlying equity or basket equities is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the underlying equity or basket equities may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the underlying equity or basket equities, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-10 of this product supplement.

We cannot predict the prices of the underlying equity or basket equities or, therefore, whether the final level of the underlying equity or underlying basket for any particular offering of the Securities will be greater than the trigger level. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the exchange amount that will be delivered in respect of your Securities on a call date or the stated maturity date (as the case may be), nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying equity or the basket equities.

Risk Factors

The return on the Securities at maturity is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the final level is greater than the trigger level. Investing in the Securities is not equivalent to a direct investment in the underlying equity or basket equities. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

You risk losing some of your initial investment at maturity or upon an issuer call.

The return on the Securities at maturity is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the final level is greater than the trigger level. The return to the Securities will be positive only if the final level is greater than 110.00% of the trigger level. Thus, in those instances where the final level is greater than the trigger level but less than 110.00% of the trigger level, the total return on your investment in the Securities will be negative even though the total return on the underlying equity or the underlying basket (as applicable) is positive. If the final level is not greater than the trigger level, you will receive upon a call date or at maturity (as the case may be) only the principal amount of your Securities, resulting in a loss of approximately 9.09% of your initial investment (less the value of coupon payments received).

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

We may call the Securities prior to maturity.

We will have the right, in our sole discretion, to redeem the Securities, in whole, but not in part, upon five (5) business days’ notice on any business day during the issuer call period. If we redeem the Securities, you will not be able to hold your Securities to maturity, you may suffer a loss on your Securities and you will not benefit from any subsequent appreciation of the underlying equity or underlying basket or receive any further payments (including coupon payments) on the Securities after the applicable call date. You may not be able to reinvest your principal amount in a comparable investment with similar characteristics as the Securities. We have no obligation to consider your interests in determining whether to call the Securities prior to the maturity date.

The original issue price of the Securities is equal to 110% of the principal amount.

The issue price of each Security is 110% of the principal amount per Security. Because you are not guaranteed repayment of amounts in excess of the principal amount and the share delivery amount(s) will be calculated on the basis of the principal amount and not the issue price, the amount by which the issue price exceeds the principal amount represents an immediate cost to you and will not grow along with any appreciation of the underlying equity or underlying basket. In addition, any interest payable on the Securities will accrue on the principal amount and not the issue price.

Risk Factors

Owning the Securities is not the same as owning the underlying equity or the basket equities.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying equity or the basket equities and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying equity or underlying basket during the term of the Securities, and not on whether the final level of the underlying equity or underlying basket is greater than the trigger level;
➢	in the case of a direct investment in the underlying equity or basket equities, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	an investment directly in the underlying equity or basket equities is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the underlying equity or basket equities may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the underlying equity or basket equities, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

Even if the level of the underlying equity or the underlying basket increases above the trigger level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying equity or the underlying basket to increase while the market value of the Securities declines.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying equity or the underlying basket will rise or fall. There can be no assurance that the level of the underlying equity or the underlying basket will rise above 110% of the trigger level. The final level of the underlying equity or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the underlying equity or basket equities. You should be willing to assume the risk that you may not receive any positive return on your Securities and you may lose up to 9.09% of your initial investment.

If the Securities are linked to an underlying basket, changes in the prices of the basket equities may offset each other.

If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket equities. While the prices of some basket equities may increase over the term of the Securities, the prices of other basket equities may not increase during the term of the Securities as much or may even decline. Therefore, in determining whether the final level of the underlying basket is greater than the trigger level and the payment on the Securities upon a call date or at maturity, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities. This affect is further amplified by differing weights of the basket equities. More heavily weighted basket equities will have a larger impact on the underlying return than basket equities with lesser weightings.

You have limited antidilution protection.

For certain corporate events affecting the underlying equity or a basket equity, the calculation agent may make adjustments to the share exchange amount and the initial price of the affected underlying equity or basket equity (as the case may be). However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity or a basket equity. For example, the

Risk Factors

calculation agent is not required to make any adjustments if the issuer of the underlying equity or a basket equity or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity or basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-23 and “General Terms of the Securities — Role of Calculation Agent” on page PS-32 for a description of the items that the calculation agent is responsible for determining.

The calculation agent can postpone the determination of the final level, and therefore the maturity date, if a market disruption event occurs on the applicable valuation date.

The determination of the final level may be postponed with respect to an underlying equity or a basket equity if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying equity or basket equity on the applicable valuation date. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing price of the underlying equity or affected basket equity on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or affected basket equity. In no event, however, will the final valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the determination of the closing price of the underlying equity or affected basket equity on the applicable valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying equity or basket equity on that day, that day will nevertheless be the date on which the final level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final level that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the level of the underlying equity or the underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

Risk Factors

➢	the volatility of the underlying equity or basket equities (i.e., the frequency and magnitude of changes in the price of the underlying equity or basket equities over the term of the Securities);
➢	the dividend rate paid on the underlying equity or basket equities (while not paid to holders of the Securities, dividend payments on the underlying equity or the basket equities may influence the value of the Securities);
➢	interest rates in the U.S. market and each market related to the underlying equity or basket equities;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if the underlying equity or a basket equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the price(s) of the underlying equity or basket equities and equity and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITY
OR BASKET EQUITIES

The respective issuer of the underlying equity or a basket equity — and thus the underlying equity or basket equity — is subject to various market risks.

The respective issuer of the underlying equity or a basket equity (each, an “underlying equity issuer”) are subject to various market risks. Consequently, the price of the underlying equity or basket equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. The price of each underlying equity or basket equity can rise or fall sharply due to factors specific to that underlying equity or basket equity and the corresponding underlying equity issuer, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer(s) of the underlying equity or basket equities to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the Securities and Exchange Commission (“SEC”).

Risk Factors

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuer in respect of the underlying equity or any basket equity and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. None of the issue price you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer(s) and the underlying equity or basket equities from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying equity issuer(s) or the underlying equity or basket equities. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and the underlying equity or basket equities for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Securities and does not relate to the underlying equity or basket equities or any underlying equity issuer.

Historical performance of the underlying equity or the basket equities should not be taken as an indication of the future performance of the underlying equity or basket equities during the term of the Securities.

The historical performance of the underlying equity or the basket equities should not be taken as an indication of the future performance of such underlying equity or basket equities. As a result, it is impossible to predict whether the price of the underlying equity or a basket equity will rise or fall. The closing price(s) of the underlying equity or the basket equities will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying equity issuers and the market price(s) of the underlying equity or the basket equities.

Moreover, any underlying basket to which any Securities may be linked does not have a recognized market value and no historical performance data will be available. The closing prices of the basket equities will determine the level of the underlying basket.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

The underlying equity or the basket equities to which your Securities may be linked may be an ADS representing foreign stock. In addition, following certain corporate events affecting the underlying equity or a basket equity, such underlying equity or basket equity may be replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S.

Risk Factors

companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency.

Risk Factors

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks, which are substantial and material.

If the underlying equity or a basket equity is an ADS, the value of the ADSs may not completely track the price of the foreign stock represented by such ADSs.

If the underlying equity or a basket equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the foreign stock represented by the ADSs, the value of ADSs upon which an offering of the Securities is based may not completely track the value of the foreign stock represented by such ADSs. Active trading volume and efficient pricing for such foreign stock on the markets on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the foreign stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the foreign stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADSs representing such foreign stock.

If the underlying equity or a basket equity is an ADS, the trading price of the ADSs and the trading price of the Securities linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Securities is based is not directly tied to the trading price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the markets where that foreign stock principally trades. This means that the trading value of any ADSs upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the markets where such foreign stock principally trades.

There are important differences between the rights of holders of ADSs and the rights of holders of the foreign stock.

If the underlying equity or a basket equity is an ADS, you should be aware that your Securities are linked to the ADS and not the foreign stock represented by such ADS, and there exist important differences between the rights of holders of an ADS and the foreign stock such ADS represents. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign stock issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign stock issuer. For example, the foreign stock issuer may make distributions in respect of the foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the foreign stock may be significant and may materially and adversely affect the market value of your Securities.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equity or any basket equity, or futures, options, exchange traded funds or other derivative products based on the underlying equity or any basket equity may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-33, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying equity or the basket equities, futures,

Risk Factors

options or exchange traded funds on the underlying equity or the basket equities or other exchange traded or over the counter derivative instruments with returns linked or related to changes in the performance of the underlying equity or the basket equities, and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or the basket equities, futures, options, or exchange traded funds or other exchange traded or over the counter derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price(s) of the underlying equity or the basket equities and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying equity or the basket equities and other investments relating to the underlying equity or the basket equities on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity or the basket equities and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity or the basket equities. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or the basket equities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the underlying equity or any basket equity, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price(s) of the underlying equity or basket equities and, therefore, the amount payable at maturity and the market value of the Securities.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the price of the underlying equity or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity or the underlying basket to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity or a basket equity has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity or a basket equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity or any basket equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-34 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Coupon

Unless otherwise specified in the applicable pricing supplement, interest on your principal amount will be paid in arrears in periodic installments during the term of the Securities on an unadjusted basis regardless of the performance of the underlying equity. The frequency of coupon payments and the corresponding coupon payment dates for the applicable offering of the Securities will be as set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, each payment of interest due on a coupon payment date, call date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant coupon payment date. UBS will compute interest on the Securities on the basis of a 360-day year of twelve 30-day months. If the call date or the maturity date is postponed beyond the originally scheduled call date or maturity date due to the occurrence of a market disruption event on the applicable valuation date, interest will cease to accrue on the originally scheduled call date or maturity date (as the case may be).

Denomination

Unless otherwise set forth in the applicable pricing supplement, the principal amount of each Security is $1,000 and the Securities will be offered to the public at an issue price of 110% of the principal amount of each Security.

Issuer Call Right

UBS may, in its sole discretion, redeem your Securities in whole, but not in part, on any business day (an “issuer call”) during a specified period (the “issuer call period”), for an amount determined as described under “General Terms of the Securities — Payment Upon a Call Date or at Maturity” plus any accrued and unpaid coupon to and including the call date. If we exercise our call right, we will notify the trustee five (5) business days prior to the call date. The day we notify the trustee will be the “call notice date.” The Securities will be redeemed five (5) business days after the call notice date (the “call date”). We will not deliver a call notice that results in a call date later than the maturity date.

Payment Upon a Call Date or at Maturity

Upon a call date or at maturity, UBS will deliver to you for each Security that you own:

➢	if the final level is less than or equal to the trigger level, an amount in cash equal to the principal amount per Security; and
➢	if the final level is greater than the trigger level, an amount in cash equal to the redemption amount.

General Terms of the Securities

The “redemption amount” will equal (i) with respect to Securities linked to an underlying equity, the product of the share exchange amount multiplied by the closing price of the underlying equity on the applicable valuation date, and (ii) with respect to Securities linked to an underlying basket, the sum of the basket equity cash values for each basket equity.

For the purposes of determining the redemption amount for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the closing price of such basket equity on the applicable valuation date.

Because the issue price per Security is 110.00% of the principal amount and you are not guaranteed repayment of amounts in excess of the principal amount, you will lose up to approximately 9.09% of your initial investment in the Securities (less the value of coupon payments received) if the final level of the underlying equity or underlying basket is not greater than 110% of the trigger level. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

As used in this product supplement, “share exchange amount” means (i) with respect to Securities linked to an underlying equity, a number of shares of the underlying equity as specified in the applicable pricing supplement, or (ii) with respect to Securities linked to an underlying basket, for each basket equity, a number of shares of such basket equity as specified in the applicable pricing supplement. The share exchange amount for an underlying equity or a basket equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-23.

The “final level” is (i) with respect to Securities linked to an underlying equity, a level of the underlying equity equal to the product of (a) 100 multiplied by (b) the sum of 1 and the performance of the underlying equity as determined by the calculation agent based upon the percentage change in the closing price of the underlying equity on the applicable valuation date relative to its initial price, where “initial price” meansthe closing price of such underlying equity determined on the trade date or (ii) with respect to Securities linked to an underlying basket, a level of the underlying basket equal to the product of (a) 100, multiplied by (b) the sum of one and the weighted performance of the basket equities as determined by the calculation agent based upon the percentage change in the closing price of each basket equity on the applicable valuation date relative to its initial price, where “initial price” means, with respect to a basket equity, the closing price of such basket equity determined on the trade date. The initial price of an underlying equity or basket equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-23.

The “trigger level” is a level of the underlying equity or underlying basket set forth in the applicable pricing supplement. If the final level is greater than the trigger level on the applicable valuation date, the Securities will be exchanged for the redemption amount.

The “valuation date” is (i) if the Securities are subject to an issuer call, the third business day prior to the call date or the following trading day if such day is not a trading day, or (ii) if the Securities are not subject to an issuer call prior to maturity, the date specified in the applicable pricing supplement (the “final valuation date”) or the following trading day if such day is not a trading day, in each case subject to postponement upon the occurrence of a market disruption event as described herein.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying equity or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing

General Terms of the Securities

supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity or underlying basket to which such offering is linked and the other terms of the Securities, and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying equity or any basket equity (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for the underlying equity or a basket equity (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying equity or basket equity on a day that would otherwise be the final valuation date. We describe market disruption events under “Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Valuation Date

If the Securities are subject to an issuer call, the valuation date will be the third business day prior to the call date. If the Securities are not subject to an issuer call, the valuation date will be the date specified in the applicable pricing supplement (the “final valuation date”). If the applicable valuation date is scheduled to fall on a day that is not a trading day, then such valuation date will the first trading day following the originally scheduled valuation date. In such case, the call date or maturity date (as the case may be) will be postponed to maintain the same number of business days between the originally scheduled valuation date and such call date or the maturity date, as applicable.

If the calculation agent determines that a market disruption event occurs or is continuing with respect to the underlying equity or a basket equity on the applicable valuation date, such valuation date for the disrupted underlying equity or basket equity (as the case may be) will be the first following trading day on which the closing price of such underlying equity or basket equity is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying equity or basket equity. In no event, however, will the applicable valuation date be postponed by more than eight trading days with respect to any underlying equity or basket equity.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket equity included in such underlying basket will not necessarily be a market disruption event for another basket equity included in such underlying basket. If, on the applicable valuation date, no market disruption event with respect to a particular basket equity occurs or is continuing, then such valuation date will not be postponed with respect to such basket equity, irrespective of the occurrence of a market disruption event on such valuation date with respect to one or more of the other basket equities.

A postponement of the final valuation date for one offering of the Securities will not affect the applicable valuation date for any other offering of the Securities.

General Terms of the Securities

Closing Price

The “closing price” for an underlying equity, basket equity or any other security for which a closing price must be determined on any trading day means:

➢	if the underlying equity or basket equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity or basket equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity or basket equity (or such other security) is listed or admitted to trading; or
➢	if, following certain corporate events affecting the underlying equity or basket equity, the underlying equity is replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Antidilution Events — Reorganization Events” on page PS-27); or
➢	if the underlying equity or basket equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity or basket equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the final level based upon the closing price(s) of the underlying equity or the basket equities (as the case may be) on the applicable valuation date specified. As described above, the applicable valuation date may be postponed with respect to the underlying equity or a basket equity (as the case may be), and thus the determination of the final level with respect to such valuation date may be postponed, if the calculation agent determines that, on the applicable valuation date, a market disruption event has occurred or is continuing with respect to such underlying equity or basket equity. If such a postponement occurs, the calculation agent will determine the final level with reference to the closing price for the disrupted underlying equity or basket equity on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or basket equity. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the applicable valuation date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing price(s) of the underlying equity or one or more basket equities. In no event, however, will the applicable valuation date be postponed by more than eight trading days.

If the determination of final level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the final level will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the final level that would have prevailed in the absence of the market disruption event.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket equity included in such underlying basket will not necessarily be a market disruption event for another basket equity included in such underlying basket. If, on the originally scheduled

General Terms of the Securities

valuation date, no market disruption event with respect to a particular basket equity occurs or is continuing, then the determination of the closing price for such basket equity will be made on the originally scheduled valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket equities.

Any of the following will be a market disruption event with respect to a particular underlying equity or basket equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in the underlying equity or basket equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or basket equity in the primary market for those contracts for more than two hours of trading or during the one hour before the close of trading in that market; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity or any basket equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or a basket equity in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity or basket equity.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the underlying equity or a basket equity in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in the underlying equity or a basket equity (as the case may be) in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or a basket equity (as the case may be).

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities, the share exchange amount and the initial price of an underlying equity or a basket equity (as the case may be) are subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-11.

General Terms of the Securities

How Adjustments Will be Made

If one of the events described below occurs with respect to the underlying equity or a basket equity of an offering of the Securities and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity or basket equity (as the case may be), the calculation agent will calculate such corresponding adjustment or series of adjustments to the share exchange amount and the initial price of the affected underlying equity or basket equity (as the case may be) as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Securities is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then (i) the share exchange amount will be doubled and (ii) the initial price will be halved. On the other hand, if an offering of the Securities is linked to an underlying basket and an adjustment is required because of a two-for-one stock split with respect to one basket equity included in such underlying basket, then (i) the share exchange amount for such basket equity will be doubled and (ii) the initial price of such basket equity will be halved, (iii) the calculation agent will determine the final level of the underlying basket with reference to the initial price of the affected basket equity as adjusted, and (iv) no adjustment will otherwise be made with respect to the other unaffected basket equities or the underlying basket. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying equity or a basket equity, if applicable, in the event of a consolidation or merger of the issuer of such underlying equity or basket equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the initial price and the share exchange amount of the underlying equity or the relevant basket equity (as the case may be).

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the share exchange amount and the initial price of the affected underlying equity or basket equity (as the case may be) for the first event, then the adjusted share exchange amount and the adjusted initial price for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial price and the share exchange amount of the underlying equity or any basket equity in an underlying basket. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity or basket equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial price or share exchange amount (as applicable). The initial price resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the foreign stock

General Terms of the Securities

issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as the underlying equity or a basket equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as the underlying equity or a basket equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the foreign stock issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the affected underlying equity or basket equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of the underlying equity or a basket equity or a free distribution or dividend of shares of the underlying equity or a basket equity to existing holders of the underlying equity or basket equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of the underlying equity or a basket equity of:
➢	additional shares of the underlying equity or basket equity as described under “— Stock Dividends” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of the underlying equity or basket equity (as may be the case), or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying equity or basket equity (as the case may be) or other assets;

General Terms of the Securities

➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying equity or a basket equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-11.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity or basket equity is subject to a stock split or a reverse stock split, then the relevant share exchange amount will be adjusted by multiplying the prior share exchange amount by, and the relevant initial price will be adjusted by dividing the prior initial price, respectively, by the number of shares that a holder of one share of such underlying equity or basket equity before the effective date of that stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity or a basket equity is subject to a stock dividend payable in shares of such underlying equity or basket equity, then the relevant share exchange amount will be adjusted by multiplying the prior share exchange amount by, and the relevant initial price will be adjusted by dividing the prior initial price, respectively, by the sum of one and the number of additional shares issued in the stock dividend with respect to one share of such underlying equity or basket equity.

It is not expected that antidilution adjustments will be made to the initial price and the share exchange amount of the underlying equity or a basket equity in the case of stock dividends payable in shares of the underlying equity or a basket equity that are in lieu of ordinary cash dividends payable with respect to shares of the underlying equity or basket equity.

Other Dividends or Distributions

None of the initial price or share exchange amount of the underlying equity or a basket equity will be adjusted to reflect dividends or other distributions paid with respect to such underlying equity or basket equity, other than:

➢	stock dividends described under “— Stock Dividends” above;
➢	issuances of transferable rights and warrants with respect to the underlying equity or basket equity as described under “— Transferable Rights and Warrants” below;
➢	if the underlying equity or basket equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-27; and
➢	extraordinary cash dividends described below.

General Terms of the Securities

For any offering of the Securities, a dividend or other distribution with respect to the underlying equity or a basket equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying equity or basket equity by an amount equal to at least 10% of the closing price of the underlying equity or basket equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the underlying equity or basket equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs with respect to the underlying equity or a basket equity and is payable in cash, then the relevant share exchange amount will be adjusted by multiplying the prior share exchange amount by, and the relevant initial price will be adjusted by dividing the prior initial price, by, the ratio of the closing price of such underlying equity or basket equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying equity or basket equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity or basket equity minus the amount per share of underlying equity or basket equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying equity or basket equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying equity or a basket equity that is both an extraordinary dividend and payable in shares of such underlying equity or basket equity, or an issuance of rights or warrants with respect to the underlying equity or a basket equity that is also an extraordinary dividend, will result in adjustments to the relevant initial price and share exchange amount as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying equity issuer of the underlying equity or a basket equity issues transferable rights or warrants to all holders of such underlying equity or basket equity to subscribe for or purchase such underlying equity or basket equity at an exercise price per share that is less than the closing price of such underlying equity or basket equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the relevant share exchange amount or initial price or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect of such issuance.

Reorganization Events

For any offering of the Securities in which the applicable underlying equity or a basket equity is common stock in a specific company (“underlying stock”), each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,
(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

General Terms of the Securities

(c)	any statutory exchange of securities of the issuer of the underlying stock or any successor entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the issuer of the underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of a company other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event occurs with respect to an underlying stock, then the determination of the final level will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying stock prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. Accordingly, in such circumstances, payment upon a call date or at maturity will be based upon the value of such distribution property. No interest will accrue on any distribution property.

If an offering of the Securities is linked to an underlying basket and a reorganization event occurs with respect to a basket equity, the required adjustment will be made with respect to that basket equity, as if it alone were the underlying stock. More specifically, the distribution property will only replace the affected basket equity in the determination of the final level by the calculation agent, taking into consideration the weight of the affected basket equity in the underlying basket, and no adjustment will be made with respect to the other unaffected basket equities.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above (with corresponding adjustments to the share exchange amount and initial price of the underlying stock), the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying stock (with corresponding adjustments to the share exchange amount and initial price of the underlying stock) for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

General Terms of the Securities

For example, if an offering of the Securities is linked to one underlying stock and the respective issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying stock for each Security in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to an applicable underlying stock, underlying equity or basket equity, where applicable, mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying stock for the particular offering of the Securities. Similarly, references to the respective issuer of the affected underlying stock, underlying equity or basket equity include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) on the applicable valuation date, the closing price of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If an ADS is serving as the underlying equity or a basket equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines that the

General Terms of the Securities

foreign stock issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If an offering of the Securities is linked to an underlying basket and a reorganization event occurs with respect to a basket equity whereby such basket equity is exchanged for distribution property that consists solely of cash (a “share-for-cash event”), then, on the third trading day immediately following the closing date of such share-for-cash event, the calculation agent shall reduce the basket weighting of the affected basket equity to zero and increase the basket weightings for the non-affected basket equities pro rata based on their respective basket weightings immediately prior to the share-for-cash event. In such case, the calculation agent will make a corresponding adjustment to the share exchange amount for each basket equity based upon the adjusted basket weightings. However, the calculation agent may only make the foregoing adjustment with respect to a share-for-cash event for the first two share-for-cash events that occurs during the term of the Securities. Any subsequent share-for-cash event during the term of the Securities will result in replacement of the affected basket equity with the relevant distribution property in accordance with the procedures described above.

If an offering of the Securities is linked to an underlying basket and two or more issuers of basket equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected basket equities (with no adjustment to any basket equities not affected by the merger, combination or consolidation). No further adjustments will be made to the composition of the underlying basket and no replacement basket equity will be added to the underlying basket. The calculation agent will, as soon as reasonably practicable after it becomes aware of such event, determine whether such merger, combination or consolidation has a diluting or concentrative effect on the theoretical value of the affected basket equities, and, if so, will make the corresponding adjustment(s), if any, to any relevant share exchange amounts or initial prices, and any other relevant terms, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Securities. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

General Terms of the Securities

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

General Terms of the Securities

Manner of Payment

Any payment on your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Interest

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to a coupon payment date for the Securities will be the business day prior to the coupon payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. securities exchange(s) or market(s) on which the underlying equity or any basket equity is listed or admitted for trading or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted for trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the share exchange amount, the initial price, the final level, closing prices and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity or basket equities, listed and/or over-the-counter options, futures or exchange-traded funds on the underlying equity or the basket equities prior to and/or on the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions in the underlying equity or basket equities;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or the basket equities; or
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or foreign equity markets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve (i) sales or purchases of the underlying equity or basket equities, (ii) listed or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying equity or basket equities or (iii) listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying equity or basket equities or markets relating to the underlying equity or basket equities. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-10 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Securities should be treated for United States federal income tax purposes as debt instruments subject to special rules governing contingent payment debt instruments (“CPDIs”). We intend to treat the Securities consistent with this approach and, pursuant to the terms of the Securities, you agree to treat the Securities in accordance with such treatment. The balance of this summary is based on the characterization and treatment of the Securities as described above.

Accrual of Original Issue Discount.

Under the Treasury regulations governing CPDIs, accruals of income, gain and loss with respect to CPDIs are determined under the “noncontingent bond method.” Under the noncontingent bond method, U.S. holders of the Securities will accrue original issue discount (“OID”) over the term of the Securities based on the Securities’ “comparable yield.” In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. Solely for purposes of determining the amount of OID that you will be required to accrue, upon your request we will provide you with the comparable yield for the Securities and a projected payment schedule representing payments, the amount and timing of which would produce the yield to maturity on the Securities equal to the comparable yield. For U.S. federal income tax purposes you are required to use the comparable yield and the projected payment schedule determined by us to calculate your interest income and OID from the Securities, unless you timely disclose and justify to the Internal Revenue Service on your tax return the use of a different comparable yield and projected payment schedule.

You may obtain the comparable yield and the projected payment schedule by contacting UBS at (203) 719-8500.

The comparable yield and projected payment schedule are provided to you solely to comply with the applicable U.S. federal income tax regulations. Neither the comparable yield nor projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on a Note.

You will be required for U.S. federal income tax purposes to accrue an amount of OID for each coupon accrual period prior to and including the maturity or earlier sale, exchange or call of your Securities that equals the product of (i) the “adjusted issue price” of your Securities (as defined below) as of the beginning of such accrual period, (ii) the comparable yield of the Securities, adjusted for the length of the accrual period, and (iii) the number of days during the accrual period that you held the Securities divided by the number of days in the accrual period. The “adjusted issue price” of a Security at any time will be its issue price increased by any OID previously accrued and decreased by the projected amounts of all prior schedule payments with respect to the Securities without regard to the actual payments made. The issue price of the Securities will be the first price at which a substantial amount of the Securities are sold and will generally be set forth in the applicable pricing supplement with respect to each issuance of Securities.These rules will generally require you to include income in excess of the scheduled interest payments on your Securities.

Supplemental U.S. Tax Considerations

Taxation of Payment at Maturity or upon Issuer Call

If the Securities are redeemed on the maturity date or upon an issuer’s call, you will generally recognize gain or loss equal to difference, if any, between the amount realized with respect to your Securities and your tax basis in the Securities. Your tax basis in your Securities should generally equal the amount you paid for your Securities, increased by the amount of OID income previously accrued in respect of the Securities and decreased by the projected amount of all prior scheduled payments with respect to the Securities. Any gain would generally be ordinary interest income and any loss would be ordinary loss to the extent of interest and OID included in your income with respect to the Securities in such year or in previous years, and then as capital loss. The deductibility of capital losses is subject to limitations.

Sale or Exchange or Other Disposition of Securities

Upon sale, exchange or other disposition of your Securities, other than pursuant to an issuer call or at maturity, you will generally recognize gain or loss on such sale or exchange equal to difference, if any, between the amount realized on such sale or exchange and your tax basis in the Securities (as determined above). Any gain would generally be ordinary interest income and any loss would be ordinary loss to the extent of interest and OID included in your income with respect to the Securities in such year or in previous years, and then as capital loss. The deductibility of capital losses is subject to limitations.

Alternative Treatments.

While the we intend to treat the Securities as CPDIs, and you agree to treat the Securities as such pursuant to the terms of the Securities, it is possible that the Internal Revenue Service (the “IRS”) could assert that the Securities do not constitute indebtedness for U.S. federal income tax purposes. In the event that the IRS were to adopt such a contrary view and ultimately prevail, the amount, timing and character of income, gain or loss in respect of the Securities could be materially different from what is described above. If the Securities are not characterized as indebtedness, then their classification for U.S. federal income tax purposes would be uncertain and a number of tax characterizations would be possible. Prospective U.S. holders should consult their tax advisors with respect to the U.S. federal income tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Medicare Tax on Net Investment Income.

Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.

Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Supplemental U.S. Tax Considerations

Treasury Regulations Requiring Disclosure of Reportable Transactions.

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. A loss with respect to the Securities in excess of certain thresholds may be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Under recent legislation, reporting requirements and backup withholding may also apply to certain payments to corporate United States holders.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Supplemental U.S. Tax Considerations

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.

If you are not a United States person, you will not be subject to United States withholding tax with respect to payments on your Securities or generally applicable information reporting and backup withholding requirements with respect to payments on your Securities, provided that you certify on IRS Form W-8BEN, under penalties of perjury that you are not a United States person. If you are engaged in a U.S. trade or business, and if the income from the Securities is effectively connected with your conduct of that trade or business, you will generally be subject to regular U.S. federal income tax with respect to such income in the same manner as if you were a U.S. holder, and you may be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-33, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.